 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2012

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2012, priceline.com Incorporated (the “Company”) granted performance-based equity awards to certain Company employees, including the Company's “named executive officers.” The grants were made under the priceline.com Incorporated 1999 Omnibus Plan and will only be payable if the Company achieves a specified threshold level of cumulative consolidated non-GAAP EBITDA for the three-year period from January 1, 2012 through December 31, 2014 (the “Performance Period”). Above such specified target, the awards are subject to a multiplier of 1x to 2x, dependent upon the Company achieving specified target levels of cumulative consolidated non-GAAP EBITDA for the Performance Period. The awards will be subject to forfeiture if (1) the Company terminates the executive's employment for cause prior to March 4, 2015, (2) the executive terminates his employment for any reason other than death, disability or other specified reasons prior to March 4, 2015, or (3) if a minimum threshold of consolidated non-GAAP EBITDA for the Performance Period is not achieved.

This summary of the terms of the grants is qualified in its entirety by the form of performance share unit agreement attached hereto as Exhibits 10.1, which is hereby incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

10.1*	Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, to certain U.S.-based executives.

* Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Daniel J. Finnegan
		Name:	Daniel J. Finnegan
		Title:	Chief Financial Officer

Date: March 8, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, to certain U.S.-based executives.

* Indicates a management contract or compensatory plan or arrangement.